UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      December 30, 2005
                                                --------------------------------

                       Allegheny Technologies Incorporated
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             (Exact name of registrant as specified in its charter)


           Delaware                       1-12001              25-1792394
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 (State or other jurisdiction           (Commission           (IRS Employer
       of incorporation)                File Number)        Identification No.)

           1000 Six PPG Place, Pittsburgh, Pennsylvania             15222-5479
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             (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code   (412) 394-2800
                                                     ---------------------------

                                       N/A
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         (Former name or former address, if changed since last report).


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 2.02 Results of Operations and Financial Condition.

On January 5, 2006, Allegheny Technologies Incorporated issued a press release in which it announced that it expects to record a fourth quarter 2005 net special gain of $14.5 to $19.5 million, or $0.14 to $0.19 per share. The fourth quarter 2005 special items, which are primarily non-cash, are expected to include:
o A $38 to $42 million, or $0.37 to $0.41 per share, net tax benefit related to the reversal of ATI's remaining valuation allowance for Federal net deferred tax assets.
o A $14 to $15 million, or ($0.14) to ($0.15) per share, after-tax charge due to asset impairments, which is expected to result in future cash expenditures of less than $2 million. This asset impairment charge primarily relates to a 2005 year-end decision to indefinitely idle ATI Allegheny Ludlum's West Leechburg, PA flat-rolled products finishing facility. There are approximately 45 hourly production and maintenance employees, and 25 laboratory employees at the West Leechburg plant. These employees will be provided positions at nearby Allegheny Ludlum facilities. ATI expects the consolidation to result in annual cost reductions of approximately $10 million in its Flat-Rolled Products segment beginning in 2007.
o    A $6 million, or ($0.06) per share, after-tax charge for legal matters.
o A $2.5 million, or ($0.02) per share, after-tax charge related to the cumulative effect of accounting change for the adoption of FASB Interpretation No. 47, "Accounting for Contingent Asset Retirement Obligations".
ATI plans to release fourth quarter 2005 earnings on January 25, 2006. A copy of the press release is attached as Exhibit 99.1.

The Company's news release contains forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Allegheny Technologies' filings with the Securities and Exchange Commission.

Item 2.06 Material Impairments.

For a description of the asset impairment decision made by the Company on December 30, 2005, see the relevant discussion under Item 2.02 above.

Item 8.01 Other Events.

The Company's appeal of an adverse jury verdict in favor of the San Diego Unified Port District in the amount of $22.7 million was denied on January 5, 2006. The case concerned a lease of real property located in San Diego, California. These amounts have been fully reserved and no additional charge is required. The Company is evaluating its options for further appeal.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

          Exhibit 99.1 Press release dated January 5, 2006.

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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ALLEGHENY TECHNOLOGIES INCORPORATED


                              By:    /s/ Jon D. Walton
                                     -------------------------------------------
                                     Jon D. Walton
                                     Executive Vice President, Human Resources,
                                     Chief Legal and Compliance Officer

Dated:  January  5, 2006


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                                  EXHIBIT INDEX
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               Exhibit 99.1      Press release dated January 5, 2006.